EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement") is made between ANDREW SHALES (the "Employee" or "you") and AURIGA LABORATORIES, INC., a Delaware corporation, along with its subsidiaries, parents, affiliated entities, and includes its successors and assigns or any such related entities (the "Company"). In consideration set forth below, both parties agree as follows:

1. Term of Employment. Your employment under this Agreement shall commence on June 23, 2006, and this Agreement shall commence as of that date. The parties expressly understand that nothing in this Agreement is a guarantee or assurance of employment for any specific period of time. Rather, you understand that you are an at-will employee, and that the Company may terminate your employment at any time, and you are similarly free to resign at any time. The parties also expressly understand that the terms and conditions in Section 3 below do not guarantee employment for any specific period of time or otherwise alter your at-will employment status but are solely included to set forth amounts and benefits potentially available to you at the cessation of your employment.

2. Nature of Duties. You shall hold the position of "Chief Operations Officer" and shall receive future wages and employment benefits, payment of which during the period of your employment is a condition of this Agreement. You shall also devote your full business time and effort to the performance of your duties for the Company, which you shall perform faithfully and to the best of your ability. During your employment, you shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation, without the prior written approval of the Company's Board of Directors. You shall be subject to the Company's policies, procedures and approval practices, as generally in effect from time-to-time.

3. Compensation and Related Matters. In consideration of your execution of this Agreement, you shall be entitled to the following:

      a. Base Salary. The Company shall pay you a base salary at a gross annual rate of $205,000.00. Base salary shall be paid bi-weekly.

      b. Monthly Car Allowance. The Company shall pay you a monthly car allowance of $700.

      c. Bonus: The Company is currently formulating an executive incentive program. You will be eligible to participate in this incentive program beginning in 2006 if an once approved by the Company's Board of Directors. Your target bonus will be up to 40% base salary based on individual and company performance.

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

      d. Common Stock. You acknowledge that, prior to the execution of this Agreement, you had no right to any option shares of the Company's Common Stock that had not vested by the time of your employment termination and that such shares would be forfeited on your employment termination date. As consideration for the execution of this Agreement, all option shares that have been granted to you which have not vested as of your employment termination shall automatically vest on your termination date, as described in the applicable stock option agreement, provided your employment is terminated by the Company without Cause. You shall not be entitled to this benefit should you terminate your employment with the Company, regardless of the reason, or if the Company terminates your employment with Cause. For purposes of this Agreement, "Cause" shall mean: (1) your failure or refusal to follow the Company's reasonable and lawful directions or your material failure or refusal to perform your essential duties (other than by reason of physical or mental illness, injury, or condition); (2) your material failure or refusal to comply with Company policies; (3) your engaging in conduct that is or may be unlawful or disreputable, to the possible detriment of the Company's or your own reputation in the industry; or (4) your breach of this Agreement.

      e. Taxes. The Company shall withhold taxes from payments it makes pursuant to this Agreement as required by applicable law.

      f. Non-qualified Stock Option Grant. Subject to the approval of the Company's Board of Directors, you will be granted an option to purchase 250,000 shares of the Company's Common Stock on a post-split basis. The exercise price per share will be equal to the closing price of the Company's common stock on the OTC Bulletin Board on the date of grant. The option will be subject to the terms and conditions applicable to options granted under the Company's Stock Plan, as described in that Plan and the applicable stock option agreement. The option will be immediately exercisable, but the purchased shares will be subject to repurchase by the Company at the exercise price in the event that your service terminates before you vest in the shares. You will vest in 25% of the option shares after 12 months of service, and the balance will vest in three equal yearly installments over the following three years of service, as described in the applicable stock option agreement.

      g. Indemnification. The Company will indemnify you for your actions in good-faith on behalf of the Company pursuant to the Company's standard form indemnification agreement.

      h. You acknowledge the receipt and sufficiency of this consideration

4. Existing Agreement. The Company and you agree that this Agreement shall supersede in its entirety the Proprietary Information and Inventions Agreement you executed on December 9, 2005, so that such terms and conditions shall have no further force or effect as of the effective date of this Agreement.

5. Conflict of Interest. You acknowledge you have not entered into, and you agree you will not enter into, any agreement, either written or oral, in conflict with this Agreement or your employment with Company. You also acknowledge you will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose your own or any third party's confidential information or intellectual property when acting within the scope of your employment or otherwise on behalf of Company. Further, you have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by you.

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

6. Company Ownership. Company shall own all right, title and interest (including patent rights, copyrights, Trade Secret rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by you during the term of your employment with Company to and only to the fullest extent allowed by law (collectively "inventions"), and you will promptly disclose all inventions to Company. You hereby made all assignments necessary to accomplish the foregoing. You shall further fully and promptly assist Company, at Company's expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. You hereby irrevocably designate and appoint Company as your agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in your behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by you. Without limiting Section 5 or Company's other rights and remedies, if, when acting within the scope of your employment, or otherwise on behalf of Company, you use or (except pursuant to this Section 6) disclose your own or any third party's confidential information or intellectual property (or if any invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), Company will have and you hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sub-licensable right and license to exploit and exercise all such confidential information and intellectual property rights.

7. To the extent allowed by law, Section 6 includes all rights of integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral," or the like (collectively "Moral Rights"). To the extent you retain any such Moral Rights under applicable law, you hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto. You will confirm any such ratifications, consents and agreements from time to time as requested by Company.

8. Proprietary Information. You agree that all inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) you develop, learn or obtain during the term of your employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute "Proprietary Information." Proprietary Information shall be promptly and fully disclosed by you to the Company and shall be the exclusive property of the Company as against you and your successors, heirs, devisees, legatees and assigns. You hereby assign to the Company your entire right, title, and interest therein and shall promptly deliver to the Company all papers, drawings, models, data, and other material relating to any of the foregoing Proprietary Information conceived, made, developed, created or reduced to practice by you as aforesaid. Upon termination of your employment, you will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that you may keep your personal copies of: (i) your compensation records; (ii) materials distributed to shareholders generally; and (iii) this Agreement. You also recognize and agree to Company's telecommunications, networking or information processing systems (including, without limitation, stored computer files, e-mail messages and voice messages) and that your activity and any files or messages on or using any of those systems may be monitored at any time without notice.

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9. Restrictive Covenants.

      a. Definitions:

            (1) "Company's Business" means the highly competitive business of developing, manufacturing, marketing, distributing, and/or selling pharmaceutical products and acquiring pharmaceutical products for the development of new reformulations, applications, and/or enhanced clinical benefits.

            (2) "Competitive Business(es)" include any firm, partnership, joint venture, corporation and/or any other entity and/or person, and/or any licensee of such entity, that engages in the Company's Business.

            (3) "Confidential Information" means information about the Company and its Customers, Customer Prospects, and/or Vendors that is not generally known outside of the Company, which you will learn of in connection with your employment with the Company. Confidential Information may include, without limitation: (1) the Company's business policies, finances, and business plans;
(2) the Company's financial projections, including but not limited to, annual sales forecasts and targets and any computation(s) of the market share of Customers and/or Customer Prospects; (3) sales information relating to the Company's product roll-outs; (4) customized software, marketing tools, and/or supplies that you will be provided access to by the Company and/or will create;
(5) the identity of the Company's Customers, Customer Prospects, and/or Vendors (including names, addresses, and telephone numbers of Customers, Customer Prospects, and/or Vendors); (6) any list(s) of the Company's Customers, Customer Prospects, and/or Vendors; (7) the account terms and pricing upon which the Company obtains products and services from its Vendors; (8) the account terms and pricing of sales contracts between the Company and its Customers; (9) the proposed account terms and pricing of sales contracts between the Company and its Customer Prospects; (10) the names and addresses of the Company's employees and other business contacts of the Company; (11) the techniques, methods, and strategies by which the Company develops, manufactures, markets, distributes, and/or sells any of the products described in Section 9.a.(1) and (12) Proprietary Information described in Section 8 above.

            (4) "Customers" means any firm, partnership, corporation and/or any other entity and/or person that purchased or purchases from the Company any of the products generally described in Section 9.a.(1)

            (5) "Customer Prospects" means any firm, partnership, corporation and/or any other entity and/or person reasonably expected by the Company to be likely to purchase from the Company any of the products described in Section 9.a.(1)

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

            (6) "Material Contact" means personal contact, including, but not limited to, contact made in person, by phone, or through correspondence via mail, facsimile, or electronic mail, or the supervision of the efforts of those who have direct personal contact with Customers, Customer Prospects, or Vendors in an effort to initiate or further a business relationship between the Company and such Customers, Customer Prospects, or Vendors.

            (7) Your "Job Duties" are those duties you have performed during the twelve (12) months preceding the execution date of this Agreement, or since you commenced your employment with the Company if less than twelve (12) months, as well as those duties as may from time-to-time reasonably be prescribed by the Company during the period of your employment with the Company.

            (8) "Territory" means the United States.

            (9) "Trade Secrets" means Confidential Information which meets the additional requirements of the Delaware Uniform Trade Secrets Act ("DUTSA"), 6 DEL. CODE ANN. ss.ss. 2001-2011, and/or under any other applicable law.

            (10) "Vendors" means any individual and/or entity that provides goods and services to the Company.

      b. You agree that your work for the Company will bring you into close contact with many of the Company's Customers, Customer Prospects, Vendors, Trade Secrets, and Confidential information. You further agree that the covenants in this Section 9 are reasonable and necessary to protect the Company's legitimate business interests and its Customer, Customer Prospect, and/or Vendor relationships, Trade Secrets, and Confidential Information.

      c. You further agree that, due to your position, your engaging in any activity that may breach this Agreement is likely to cause the Company great, immediate and irreparable harm.

      d. Duty of Confidentiality. You agree that, during your employment with the Company and for a period of two (2) years following the termination of such employment for any reason, you shall not directly or indirectly divulge or make use of any Confidential Information outside of your employment with the Company (so long as the information remains confidential) without the prior written consent of the Company. You shall not directly or indirectly misappropriate, divulge, or make use of Trade Secrets for so long as the information remains a Trade Secret as defined by the DUTSA and/or any other applicable law. You further agree that, if you are questioned about information subject to this agreement by anyone not authorized to receive such information, you will notify the Company within 24 hours. You acknowledge that applicable law may impose longer duties of non-disclosure, especially for Trade Secrets, and that such longer periods are not shortened by this Agreement.

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

      e. Return of Confidential Information And Company Property. You agree to return all Confidential Information and/or Trade Secrets within three (3) calendar days following the termination of your employment for any reason. To the extent you maintain Confidential Information and/or Trade Secrets in electronic form on any computers or other electronic devices owned by you, you agree to irretrievably delete all such information and to confirm under penalty of perjury the fact of deletion in writing within three (3) calendar days following termination of employment with the Company for any reason. You also agree to return all Company property in your possession at the time of the termination of the employment with the Company, including but not limited to all documents, records, tapes, and other media of every kind and description relating to the Company's Business and its Customers, Customer Prospects, and/or Vendors, and any copies, in whole or in part, whether or not prepared by you, all of which shall remain the sole and exclusive property of the Company.

      f. Non-Competition. You covenant and agree that, during the term of your employment with the Company and for twelve (12) months after the termination thereof, regardless of the reason for the employment termination, you will not, directly or indirectly, anywhere in the Territory, on behalf of any Competitive Business perform the same or substantially the same Job Duties.

      g. Non-Solicitation of Customers, Customer Prospects, and Vendors. You covenant and agree that, during the term of your employment with the Company and for twelve (12) months after the termination thereof, regardless of the reason for the employment termination, you will not, directly or indirectly, solicit or attempt to solicit any business from any of the Company's Customers, Customer Prospects, or Vendors with whom you had Material Contact during the last two (2) years of your employment with the Company.

      h. Non-Solicitation of Employees. You covenant and agree that, during the term of your employment with the Company and for twelve (12) months after the termination thereof, regardless of the reason for the employment termination, you will not, directly or indirectly, on your own behalf or on behalf of or in conjunction with any person or legal entity, recruit, solicit, or induce, or attempt to recruit, solicit, or induce, any non-clerical employee of the Company with whom you had personal contact or supervised while performing your Job Duties, to terminate their employment relationship with the Company.

10. At-Will Status. You acknowledge and agree that nothing in this Agreement is a guarantee or assurance of employment for any specific period of time. Rather, you understand that you are an at-will employee and that the Company may terminate your employment at any time for any reason. You are similarly free to resign at any time for any reason.

11. Severance Benefits. If the Company terminates your employment without Cause, you shall also receive Severance Benefits for no less than 6 months (in an amount equal to your then base salary over such time period less applicable withholdings) in exchange for your execution and delivery to the Company of the General Release attached as Exhibit A hereto. You shall not be entitled to Severance Benefits if the Company terminates your employment with Cause or if you resign from the Company for any reason.

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

12. Termination of Benefits. You acknowledge that the restrictive covenants contained in Section 9 are integral to this Agreement and that, if you engage in any activities prohibited by Section 9, the vesting of any option shares of the Company's Common Stock shall be voided at the time of your breach of this Agreement, even if the Arbitrator(s) does not enforce the restrictive covenants above due to overbreadth. Further, if you engage in any activities prohibited by
Section 9 and are receiving Severance Benefits, the Company shall be entitled to cease such payments at the time of your breach of this Agreement.

13 Governing Law and Remedies. In addition to any other remedies at law or in equity it may have, each party shall be entitled to seek equitable relief, including injunctive relief and specific performance, in connection with a breach of the provisions of this Agreement. The parties acknowledge and agree that they are bound by their arbitration obligations under Exhibit B attached hereto, which the parties also hereby agree to execute contemporaneously and is an integral part of this Agreement. The parties agree and acknowledge that all provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware exclusively and without reference to principles of conflict of laws. The Federal Arbitration Act ("FAA") will supersede state laws to the extent inconsistent. The Arbitrator(s) shall have no authority to apply the law of any other jurisdiction.

_______ YOUR INITIALS TO ACKNOWLEDGE AGREEMENT TO GOVERNING LAW AND REMEDIES PROVISION IN SECTION 13.

14. Construction of Agreement. The covenants contained herein shall be presumed to be enforceable, and any reading causing unenforceability shall yield to a construction permitting enforcement. If any single covenant or clause shall be found unenforceable, it shall be severed and the remaining covenants and clauses enforced in accordance with the tenor of the Agreement. In the event the Arbitrator(s) should determine not to enforce a covenant as written due to overbreadth, the parties specifically agree that said covenant shall be modified and enforced to the extent reasonable, whether said modifications are in time, territory, or scope of prohibited activities.

15. Entire Agreement. This Agreement, which includes Exhibits A and B, represents the entire understanding between the Company and you on the matters addressed herein and may not be modified, changed or altered by any promise or statement by the Company, other than in writing signed by you and an authorized representative of the Company. The waiver by the Company a breach of any provision of this Agreement by any employee shall not be construed as a waiver of rights with respect to any subsequent breach by you.


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

YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ AND UNDERSTAND THE PROVISIONS OF THIS AGREEMENT, AND UNDERSTAND THAT YOU HAVE THE RIGHT TO SEEK INDEPENDENT ADVICE AT YOUR EXPENSE OR TO PROPOSE MODIFICATIONS PRIOR TO SIGNING THE AGREEMENT AND HAVE NEGOTIATED PROPOSED MODIFICATIONS TO THE EXTENT YOU DEEMED NECESSARY. NOTHING CONTAINED IN THIS AGREEMENT CREATES A CONTRACTUAL RIGHT TO A CONTINUED EMPLOYMENT FOR A DEFINITE TERM. YOU REPRESENT AND WARRANT THAT YOU HAVE ENTERED INTO THIS AGREEMENT VOLUNTARILY AND AFTER CONSULTING WITH WHOMSOEVER YOU WISHED.

Executed this 11th day of July, 2006.
             (day)      (month)

/s/ Andrew Shales                                By: /s/ Philip S. Pesin
-----------------                                    ----------------------
ANDREW SHALES                                     AURIGA LABORATORIES, INC.

(Print Name) Andrew Shales                        Title: Chief Executive Officer
Social Security #: __________________                    -----------------------


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

                         EXHIBIT B - ARBITRATION CLAUSE

      (1) In consideration of the benefits described in the Employment Agreement executed by ANDREW SHALES (the "Employee" or "you") and AURIGA LABORATORIES, INC., a Delaware corporation, along with its subsidiaries, parents, joint ventures, affiliated entities, and includes its successors and assigns or any such related entities (collectively the "Company") on the same date hereto and into which this Exhibit B is incorporated, ("Agreement"), the Company and you hereby agree that any controversy or claim arising under federal, state and local statutory or common or contract law between the Company and you involving the construction or application of any of the terms, provisions, or conditions of the Agreement, including, but not limited to, breach of contract, tort, and/or fraud, must be submitted to arbitration on the written request of either party served on the other. Arbitration shall be the exclusive forum for any such controversy. For example, if the Company and you have a dispute concerning the interpretation or enforceability of one or more restrictive covenants, the parties will resolve the dispute exclusively through arbitration. The Arbitrator's decision shall be final and binding on both parties.

      (2) If any claim or cause of action at law or in equity is filed by either party in any state or federal court which results in arbitration being compelled and/or the claim or cause of action being dismissed, stayed, and/or removed to arbitration pursuant to this Agreement, the party who instituted the claim or cause of action in state or federal court, either wholly or in substantial part, shall, at the discretion of the Arbitrator(s), reimburse the respondent for its reasonable attorneys' fees, costs, and necessary disbursements to the extent permitted by law, in addition to any other relief to which it may be entitled, related to the state or federal court claim or action.

      (3) Excluding the initial filing fee, which shall be borne by the claimant, the cost of arbitration shall be borne by the Company, unless the Arbitrator determines that any claim(s) brought by you was/were wholly frivolous or fraudulent. If an arbitration or any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party, either wholly or in substantial part, shall, at the discretion of the Arbitrator, be entitled to its reasonable attorneys' fees, costs, and necessary disbursements to the extent permitted by law, in addition to any other relief to which it may be entitled.

      (4) The arbitration will be conducted in Atlanta, Georgia and all claims shall be submitted to and administered by the American Arbitration Association's Southeast Case Management Center in Atlanta, Georgia.

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

      (5) The arbitration shall comply with and be governed by the American Arbitration Association's Commercial Arbitration Rules ("Rules") effective as of the execution date below, to the extent such Rules are not contrary to the express provisions of this Agreement. The parties also agree that the American Arbitration Association Optional Rules for Emergency Measures of Protection ("Emergency Rules") shall apply to proceedings brought by either party. The above Rules and Emergency Rules can be found at the following page of the American Arbitration Association's website, www.adr.org: http://www.adr.org/sp.asp?id=22440. You acknowledge that you should read these Rules and Emergency Rules and that it is your responsibility to be familiar with them prior to signing the Agreement. If you are unable to access the Rules and/or Emergency Rules at the above website, you should request a copy of them from a Company official prior to signing the Agreement.

      (6) The parties agree and acknowledge that all provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware exclusively and without reference to principles of conflict of laws. The Federal Arbitration Act ("FAA") will supersede state laws to the extent inconsistent. Any claim(s) involving the construction or application of this Agreement must be submitted to arbitration within the statute of limitations period for such claim(s) under Delaware state law and shall be dismissed if the statute of limitations period is not met. The Arbitrator(s) shall have no authority to apply the law of any other jurisdiction.

      (7) The dispute shall be heard and determined by one Arbitrator, unless both parties mutually consent in writing signed by you and an authorized representative of Company to a panel of three (3) Arbitrators. Unless both parties mutually consent otherwise, the parties agree and request that the Arbitrator(s) issue a reasoned award in accordance with Commercial Arbitration Rule R-42(b). WE UNDERSTAND THAT BY SIGNING THIS AGREEMENT WE ARE GIVING UP OUR RESPECTIVE RIGHTS TO A JURY TRIAL.


Executed this ____11th_______day of _________JULY________________, 2006.
                  (day)                     (month)


/s/ Andrew Shales                            By: /s/ Philip S. Pesin
--------------------------                   ------------------------------
ANDREW SHALES                                AURIGA LABORATORIES, INC.

(Print Name) Andrew Shales                   Title: Chief Executive Officer
Social Security #:________

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

                                    EXHIBIT A

                     GENERAL RELEASE AND SEVERANCE AGREEMENT

      AURIGA LABORATORIES, INC., a Delaware corporation, (the "Company"), and ANDREW SHALES (the "Employee"), of _____________________________, hereby enter into this General Agreement and Severance Agreement ("Agreement") and agree as follows:

1. SEPARATION DATE. The parties agree that Employee's last day of employment with the Company is ___________________________ (the "Separation Date").

2. EFFECTIVE DATE. Employee may accept this Agreement only by signing, initialing each page, and dating this Agreement in the spaces provided and delivering the Agreement to Auriga Laboratories, Inc., Attention:
______________________________________________________
_____________________________________________________, so that the Company receives it no later than the Company's normal close of business on the later of
(a) the twenty-sixth (26th) day following the Separation Date, or (b) if the twenty-sixth (26th) day following the Separation Date is a Saturday, Sunday, or legal holiday, the next day that is not a Saturday, Sunday, or legal holiday. The "Effective Date" of this Agreement shall be ten (10) days after the date on which Employee signs and timely delivers the Agreement pursuant to this Section, so long as Employee has not revoked the Agreement pursuant to Section 3, below.

3. REVOCATION. Employee has seven (7) days after executing and delivering this Agreement in which to revoke this Agreement. If Employee chooses to revoke, Employee must give notice of Employee's decision in writing, delivered to Auriga Laboratories, Inc., Attention:
____________________________________________________________________ by
facsimile (______________________) and registered mail, with the Company receiving the notice within seven (7) days of the date of Employee's execution. If Employee revokes, Employee understands Employee will not receive any of the benefits described herein.

4. SEPARATION BENEFITS. Although Employee is not otherwise entitled to benefits under this Section 4 and provided that Employee satisfies the conditions of this Agreement and does not revoke this Agreement, the Company will do the following:

      (a) Pay to Employee the gross amount of $ ______________________, which equals six (6) months of severance pay at a rate of $ _________________per week ("Separation Benefits"). This amount, less legal deductions, will be paid in accordance with Employee's current pay schedule for a period from ___________________ to ___________________ (the "Severance Pay Period"),
provided that the first payment shall not be made until after the expiration of the revocation period, and which first payment will include any missed payments between the first payment due date and the expiration of the revocation period.

      (b) Employee will cease to be eligible to participate under any bonus, incentive compensation, commission, medical, vision, dental, life insurance, retirement, and other compensation or benefit plans of the Company or any affiliate on the Separation Date. Thereafter, Employee will have no rights under any of those plans, except as follows:

                                  Page i of ii

            i) If Employee was enrolled in the Company's medical, vision, and/or dental plans on the Separation Date, Employee may elect to continue Employee's participation and that of Employee's qualified dependents in those plans in accordance with the federal law known as "COBRA." If Employee does so by signing and returning the COBRA election form in a timely manner, then, through the end of the Severance Pay Period, or, if earlier, until the date Employee begins new employment (including without limitation self-employment or engaging in an enterprise as a sole proprietor or partner), if Employee is eligible to participate in group medical and dental plans in connection with such new employment, the Company will contribute to the premium cost of Employee's coverage and that of Employee's qualified dependents under its medical, vision, and dental plans at the same rate that it contributes to the premium cost of coverage of active employees and their qualified dependents. To be eligible for these premium contributions, however, Employee must pay the remainder of the premium costs by deductions from Employee's severance payments. After the Severance Pay Period when the Company's contributions end, Employee may continue coverage for the remainder of the COBRA period, if any, by paying the full premium cost plus an administrative fee.

            ii) Employee will retain vested benefits under all qualified retirement plans of the Company, and all rights associated with such benefits, as determined under the official terms of those plans.

      (c) Employee is responsible for paying any taxes on amounts Employee receives in connection with this Agreement. Employee agrees to indemnify and hold harmless the Company for all expenses, penalties, or interest charges the Company incurs as a result of not paying taxes on, or withholding taxes from, amounts paid under this Agreement. Employee further agrees not to make any claim against the Company or any other person based on how the Company reports amounts paid under this Agreement to tax authorities, or if an adverse determination is made as to the tax treatment of any amounts payable under this Agreement. In addition, Employee understands and agrees that the Company has no duty to try to prevent such an adverse determination.

5. COMPLETE AGREEMENT

      (a) CLAIMS RELEASED BY EMPLOYEE: In consideration of the Separation Benefits set forth in Section 4, the Employee irrevocably and unconditionally releases all the Claims defined herein that Employee may now have against the Released Parties defined in Section 5.(b), except that Employee is not releasing any Claim that relates to: (1) Employee's right to enforce this Agreement, or
(2) any rights or claims that arise after Employee signs this Agreement. Subject only to the exceptions just noted, Employee is releasing all known and unknown claims, promises, causes of action, or similar rights of any type that Employee may have with respect to any Released Parties ("Claims"). Employee understands that the Claims Employee is releasing might arise under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines), such as the following:

                                  Page ii of ii

      Anti-discrimination statutes, such as, but not limited to, the Age Discrimination in Employment Act ("ADEA") and Executive Order 11,141, which prohibit age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination and harassment based on race, color, national origin, religion, gender, pregnancy, and prohibits retaliation; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; Section 1981 of the Civil Rights Act of 1866, which prohibits discrimination on the basis of race, color or national origin and any other federal, state, or local laws prohibiting employment discrimination.

      Federal employment statutes, such as, but not limited to, the WARN Act, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Fair Labor Standards Act of 1938, which regulates wage and hour matters; the Family and Medical Leave Act of 1993 ("FMLA"), which requires employers to provide leaves of absence under certain circumstances; and any other federal laws relating to employment, such as veterans' reemployment rights laws.

      Actions relating to the Company's business and/or your purchase and ownership of Company equity, such as, but not limited to, actions and claims brought under any federal, state, or local law, including without limitation: (i) any of the Company representations, warranties, obligations, duties or covenants arising under any agreement pursuant to which you were granted a right to acquire or actually acquired the Company's securities or under any rights you may have as a stockholder of the Company; (ii) the operating or financial performance of the Company, including but not limited to, the terms, conditions and circumstances of any capital-raising transaction or the failure to raise capital, or any acquisition or the failure to consummate an acquisition; (iii) the existence or execution of, or failure to execute, any element of the Company business plans, financing plans, or strategies, or any amendment, revision, modification or termination of such plans or strategies; and
      (iv) any claim of breach of fiduciary duty, breach of duty of care, breach of contract, negligence, mismanagement, malfeasance, negligent misrepresentation, fraud, fraud in the inducement and/or other tortious conduct.

      Other laws and rights of action, such as, but not limited to, any federal, state, or local laws providing workers' compensation benefits, restricting an employer's right to terminate employees, or otherwise regulating employment; any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, or local laws providing recourse for alleged wrongful discharge, improper garnishment, assignment, or deduction from wages, health and/or safety violations, improper drug and/or alcohol testing, tort, physical or personal injury, emotional distress, fraud, negligence, negligent misrepresentation, defamation, abusive litigation, and similar or related claims.

                                 Page iii of ii

      Examples of released Claims include, but are not limited to, the following (except to the extent explicitly preserved by Section 5.(a) of this Agreement): (i) Claims that in any way relate to Employee's employment with the Company, or the termination of that employment, such as Claims for compensation, bonuses, commissions, lost wages, or unused accrued vacation or sick pay, including, but not limited to, claims arising under any express or implied employment contract; (ii) Claims that in any way relate to allegations of alleged racial or sexual harassment, race or gender or age discrimination, or retaliation; (iii) Claims that in any way relate to any state law tort causes of action, and (iv) any Claims to attorneys' fees or other indemnities with respect to Claims Employee is releasing.

      (b) RELEASED PARTIES: The "Released Parties" are the Company, all current, future and former parents, subsidiaries, related companies, partnerships, or joint ventures, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, and any other persons acting by, through, under or in concert with any of the persons or entities listed in this Section, and their successors.

      (c) PURSUIT OF RELEASED CLAIMS: Employee represents and warrants that he has not filed or caused to be filed any lawsuit, complaint, or charge with respect to any claim this Agreement purports to waive, and Employee promises never to file or prosecute any lawsuit, complaint, or charge based on such claims. Should any governmental entity pursue a claim on Employee's behalf, Employee shall request that the government cease immediately. Employee will not accept any monetary or other relief that any governmental entity or party may seek or obtain on Employee's behalf from the Released Parties.

      (d) OWNERSHIP OF CLAIMS: Employee represents and warrants that he has not assigned or transferred any Claim he is purporting to release, nor has Employee attempted to do so. Employee expressly represents and warrants that Employee has the full legal authority to enter into this Agreement for Employee and Employee's estate, and does not require the approval of anyone else.

      (e) FMLA RIGHTS HONORED: Employee agrees he has received all FMLA leave and other benefits to which Employee believes Employee is entitled, that he has no pending request for FMLA leave with the Company, nor has the Company mistreated Employee in any way on account of any illness or injury to Employee or any immediate family member.

      (f) UNKNOWN CLAIMS: Employee understands that Employee is releasing the Released Parties from Claims that Employee may not know about. That is Employee's KNOWING AND VOLUNTARY INTENT, even though Employee recognizes that someday Employee might learn that some or all of the facts Employee currently believes to be true are untrue and even though Employee might then regret having signed this Agreement. Nevertheless, Employee is assuming that risk and agrees that this Agreement shall remain effective in all respects in any such case. Employee expressly waives all rights Employee might have under any law that is intended to protect Employee from waiving unknown claims. Employee understands the significance of doing so.

                                  Page iv of ii

6. FALSE CLAIMS REPRESENTATIONS, COOPERATION, AND PROMISES: With this Agreement, Employee acknowledges that Employee has disclosed to the Company any information Employee has concerning any conduct involving the Company that Employee has any reason to believe may be unlawful. Employee promises to cooperate fully with Company in any investigation the Company undertakes into matters which occurred during Employee's employment with Company. If requested by Company, Employee will promptly and fully respond to all inquiries from Company and its representatives relating to any claims or lawsuits which relate to matters which occurred during Employee's employment with Company. Employee will not voluntarily participate in any proceeding, agency investigation, litigation or arbitration against the Company. If Employee is contacted to participate in any way in any claim or in any litigation at any time, Employee agrees to provide the Company's General Counsel with prompt written notice, and in no event shall such notice be delivered to the Company later than one (1) day after receipt by Employee, thus providing the Company with the opportunity to object to and/or be present at or participate in the proceeding. This Section does not prohibit Employee's participation as a witness if Employee is compelled to appear through an enforceable subpoena or an enforceable court order, but does require that Employee provide Company with notice and the opportunity to object and/or participate. Before Employee discloses any Company information or engages in any other activity that could possibly violate the promises Employee has made herein, Employee promises that Employee will discuss Employee's proposed actions with the Company's General Counsel, who will advise Employee whether the proposed actions would violate these promises.

7. NO ADMISSION. Employee agrees not to assert that this Agreement constitutes an admission by the Released Parties of any guilt, wrongdoing, and/or liability, and Employee understands and agrees that the Released Parties expressly deny any guilt, wrongdoing, and/or liability.

8. NO DISPARAGEMENT. Employee will not make any disparaging or defamatory statements, whether written or verbal, regarding the Company and any of its employees, compelled truthful testimony under oath being expressly excepted.

9. No Waiver. Employee acknowledges and agrees that this Agreement shall not act as or constitute a waiver, release or compromise of any action, claim or cause of action which the Company may have against the Employee, whether now existing or hereafter arising, under this Agreement or otherwise.

10. GOVERNING LAW AND REMEDIES. In addition to any other remedies at law or in equity it may have, each party shall be entitled to seek equitable relief, including injunctive relief and specific performance, in connection with a breach of the provisions of this Agreement. The parties acknowledge and agree that they are bound by their arbitration obligations under Exhibit B attached hereto, which is an integral part of this Agreement. The parties agree and acknowledge that all provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware exclusively and without reference to principles of conflict of laws. The Federal Arbitration Act ("FAA") will supersede state laws to the extent inconsistent. The Arbitrator(s) shall have no authority to apply the law of any other jurisdiction.

                                  Page v of ii

_______ YOUR INITIALS TO ACKNOWLEDGE AGREEMENT TO GOVERNING LAW AND REMEDIES PROVISION IN SECTION 10.

11. CONFIDENTIAL AGREEMENT. Employee agrees that the terms of this Agreement are confidential. Unless required or otherwise permitted by law to do so, Employee will not disclose to others any information concerning the terms of the Agreement, the benefits paid under it or the fact of its payment, except that Employee may disclose this information to Employee's immediate family members, Employee's attorney, accountant or other professional advisor to whom the disclosure is necessary for them to provide professional services to Employee.


12. NOTICE.

      (a) TO THE COMPANY. Employee will send all communications to the Company in writing, addressed as follows (or in any other manner the Company notifies Employee to use):

                                  IF MAILED: ___________________________________

                                  IF FAXED: ____________________________________

      (b) TO EMPLOYEE. All communications from the Company to the Employee relating to this Agreement must be sent to the Employee in writing at his home address, which he is obligated and agrees to keep current with the Company.

13. GENERAL

      (a) This Agreement contains the entire agreement of the Company with Employee with respect to the matters contained herein. The parties further agree that no amendment or modification of this Agreement shall be valid or binding upon any of them unless made in writing and signed by all parties hereto.

      (b) This Agreement shall be binding upon and inure to the benefits of the parties hereto and their respective heirs, administrators, representatives, executors, successors, transferees, attorneys, and assigns forever. This Agreement shall not be assignable by Employee but shall be freely assignable by the Company.

      (c) The covenants contained herein shall be presumed to be enforceable, and any reading causing unenforceability shall yield to a construction permitting enforcement. If any single covenant or clause shall be found unenforceable, it shall be severed and the remaining covenants and clauses enforced in accordance with the tenor of the Agreement.

                                  Page vi of ii

      (d) This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against Employee or any Released Party. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Agreement.

      (e) This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

14. CONSIDERATION OF AGREEMENT/ADEA AGREEMENT REQUIREMENTS HAVE BEEN SATISFIED:
Employee understands that this Agreement has to meet certain requirements to validly release any Age Discrimination in Employment Act ("ADEA") claims Employee might have had, and Employee represents and warrants that all such requirements are satisfied. Employee acknowledges that, before signing this Agreement, Employee was given twenty-one (21) days to consider this Agreement. Employee further acknowledges that: (a) Employee took advantage of this period to consider this Agreement before signing it; (b) Employee carefully read this Agreement; (c) Employee fully understands it; (d) Employee's entering into this Agreement has been knowing and voluntary (i.e., free from fraud, duress, coercion, or mistake of fact); (e) this Agreement is in writing and is understandable; (f) in this Agreement, Employee waives current ADEA claims; (g) Employee has not waived future ADEA claims; (h) Employee is receiving valuable consideration in exchange for execution of this Agreement that Employee would not otherwise be entitled to receive; and (i) the Company encouraged Employee in writing to discuss this Agreement with Employee's attorney (at Employee's own expense) before signing it, and that Employee did so to the extent Employee deemed appropriate. Employee further acknowledges that Employee has seven (7) days after executing and delivering this Agreement in which to revoke this Agreement by written notice as set forth in Section 3.

15. GENERAL CONSEQUENCES. Should Employee violate any provision of this Agreement, including and especially Employee's restrictive covenant obligations set forth in his Employment Agreement the Employee executed on _____________________, Employee shall not be entitled to any Separation Benefits, and the Company shall be entitled to cease such payments. In addition to any other remedies or relief that may be available, Employee also agrees to pay the reasonable attorneys' fees and any damages the Company may incur as a result of Employee breaching a promise made in this Agreement (such as by Employee's suing a Released Party over a released Claim) or if any representation made in this Agreement was false when made. Employee further agrees that the Company will be irreparably harmed by any actual or threatened violation of Section 11, that involves disclosure of the existence, terms, or amount payable under this Agreement, and that the Company will be entitled to an injunction prohibiting Employee from committing any such violation.

                                 Page vii of ii

================================================================================
      TAKE THIS RELEASE HOME, READ IT, AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT: IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS. IF EMPLOYEE WISHES, EMPLOYEE SHOULD TAKE ADVANTAGE OF THE FULL CONSIDERATION PERIOD AFFORDED BY SECTION 14, AND EMPLOYEE SHOULD CONSULT EMPLOYEE'S ATTORNEY.
================================================================================


                 AURIGA LABORATORIES, INC.

                 By:  ___________________________   Date: __________________



                 EMPLOYEE:


                 ________________________________   Date: __________________
                 ANDREW SHALES
                 Social Security No:  ___________


                                 Page viii of ii